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                                                                    EXHIBIT 11.1



                         ENDOVASCULAR TECHNOLOGIES, INC.



                        COMPUTATION OF NET LOSS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 Three Months Ended June 30,          Six Months Ended June 30,
                                                                -----------------------------       -----------------------------
                                                                    1997             1996               1997              1996
                                                                -----------       -----------       -----------       -----------

Net Loss                                                        $    (4,699)      $    (3,226)      $    (9,267)      $    (5,892)
                                                                ===========       ===========       ===========       ===========

Weighted average common shares outstanding                            8,496             8,299             8,467             7,886

Common shares and options granted (using the treasury
    stock method assuming an initial public offering price
    of $12.00) since December 15, 1994 included pursuant
    to Securities and Exchange Commission Rules                        --                 167              --                 167
                                                                -----------       -----------       -----------       -----------

Weighted average common and equivalent shares                         8,496             8,466             8,467             8,053
                                                                ===========       ===========       ===========       ===========

Net loss per common and equivalent share                        $     (0.55)      $     (0.38)      $     (1.09)      $     (0.73)
                                                                -----------       -----------       -----------       -----------